Exhibit 99.1

Traws Pharma, Inc. Announces Financing up to $72.6 Million from Leading

Healthcare Institutional Investors to Advance Tivoxavir Marboxil Development for

H5N1 Bird Flu to Approval

Initial tranche of $20 Million extends cash runway into 1H26, subsequent tranche of up to $52.6 Million will provide for runway 3+ years enabling the company to reach both near-term and long-term value inflecting readouts

NEWTOWN, PA, December 30, 2024 – Traws Pharma, Inc. (NASDAQ: TRAW) (“Traws Pharma”, “Traws” or “the Company”), a clinical-stage biopharmaceutical company developing oral small molecule therapies for the treatment of respiratory viral diseases including bird flu, today announced that it has entered into definitive agreements to raise up to $72.6 million before deduction of placement agent’s fees and other estimated offering expenses. The initial tranche of $20 million gross proceeds will come in at closing for the issuance and sale of an aggregate of 3,919,249 shares of common stock and pre-paid warrants, and up to another $52.6 million upon exercise of non-prepaid warrants issued with the offering if exercised in full within 30 days of the later of the following key data read outs: Ferret Bird Flu Data and Non-Human Primate Bird Flu Data (both expected early-1Q25) and Phase 2A Data (expected-2H25). The closing of the offering is expected to occur on or about December 31, 2024, subject to the satisfaction of customary closing conditions.

“We are appreciative of the support from new and existing institutional investors including Perceptive Advisors, OrbiMed, Alyeska, Torrey Pines and Ikarian Capital. This financing by high quality investors is transformative for Traws and highlights the meaningful potential for Tivoxavir Marboxil.” said Iain D. Dukes MA DPhil, Executive Chairman of Traws Pharma and Venture Partner of OrbiMed.

Robert R. Redfield, MD, Chief Medical Officer for Traws Pharma and former Director of the U.S. Centers for Disease Control and Prevention (CDC) commented, “With increasing numbers of human infections and recent reports of severe cases, we should be alert to the rising potential for epidemic or pandemic spread of bird flu.” According to C. David Pauza, PhD, Chief Science Officer for Traws Pharma, Tivoxavir Marboxil has demonstrated potent inhibition of bird flu viruses as well as drug-resistant influenza viruses both in vitro and in vivo.

Traws Pharma will host an update call on Tivoxavir Marboxil during the first quarter of 2025 with additional details forthcoming.

Tungsten Advisors acted as the sole placement agent for the offering.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offer, if at all, will be made only by means of the prospectus forming a part of the effective registration statement.

About H5N1 Bird Flu

The virus, also known as Type A H5N1 was detected for the first time in U.S. dairy cattle in March 2024. Since then, bird flu has been confirmed in at least 866 herds in 16 states. More than 60 people in eight states have been infected according to the U.S. Centers for Disease Control and Prevention. Health officials confirmed in December 2024 the first known severe illness in the U.S. caused by bird flu. The California governor declared a state of emergency as the virus rampages through dairy cattle in that state.

About Tivoxavir Marboxil

Seasonal influenza is estimated to represent a multi-billion antiviral market opportunity, largely driven by global health organizations, practice guidelines and government tenders, with upside potential from pandemic flu outbreaks. Tivoxavir Marboxil (also known as AV5124 or TRX-100) was designed as an inhibitor of the highly conserved influenza protein, CAP-dependent endonuclease (CEN). It has demonstrated potent in vitro activity against a range of influenza strains, including the highly pathogenic avian flu, in preclinical studies. The drug candidate’s Phase 1 pharmacokinetic (PK) profile in healthy subjects, including the ability to achieve plasma levels that are consistently above the EC90 (as determined in laboratory studies), for more than twenty-three days with higher dose data to come, may enable a single dose prophylaxis regimen. These data, combined with good overall tolerability results in healthy subjects and prevention of lethal influenza in animal models, supports further development of Tivoxavir Marboxil as a one-time treatment for influenza.

About Tungsten Advisors

Tungsten Advisors (www.tungstenadv.com) is an investment banking firm focused on strategic advisory and corporate finance for healthcare companies. Tungsten provides transactional services including financings (PPs/PIPEs/RDs), corporate licensing and mergers and acquisitions (securities offered through its Broker-Dealer, Finalis Securities LLC). Tungsten also focuses on company incubation and makes direct investments alongside the creation of new companies in healthcare.

Financing Disclosures

A portion of the securities to be sold in this financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction's securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws. Pursuant to the securities purchase agreement with investors, Traws Pharma has agreed to file a registration statement with the SEC to register the resale by the investors of the securities sold in the private placement.

A portion of the securities are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-273081) that was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on July 11, 2023. This offering is being made only by means of a prospectus and related prospectus supplement. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, electronic copies of the prospectus supplement and the accompanying prospectus may also be obtained from Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC), 767 Third Ave, 29th Floor, New York, NY 10017, by phone at (917) 268-1097 or email at prospectus@tungstenadv.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Ac, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to Traws Pharma expectations regarding its products, its collaborations, its clinical trials, planned update calls with investors, planned FDA approvals or other development plans, the use of proceeds of the offering, and the satisfaction of the closing conditions set forth in the securities purchase agreement. Traws has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes. Although Traws believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including Traws’ ability to continue as a going concern, the need for additional financing, risks associated with market conditions, the success and timing of Traws’ clinical trials and regulatory approval of protocols, the closing of this offering, the use of proceeds of this offering, market and other conditions and those discussed under the heading “Risk Factors” in Traws Pharma’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Any forward-looking statements contained in this release speak only as of its date. Traws undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

General Contact

Mark Guerin
267-759-3680

ir@trawspharma.com
http://www.trawspharma.com/contact/